SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 16, 2003 (May 14, 2003)

Aegis Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14315	75-2050538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7880 Bent Branch Drive, Suite 150, Irving, Texas 75063

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:

(972) 830-1800

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

                                                (c)                                Exhibits

99.1                           Press Release dated May 14, 2003, announcing financial results for the quarter ended March 31, 2003 (furnished pursuant to Item 12 of Form 8-K, under Item 9 of this report).

Item 9.           Regulation FD Disclosure.

Pursuant to Exchange Act Release 34-47583, we are furnishing the information required by Item 12 of Form 8-K “Results of Operations and Financial Condition,” under this Item 9.

On May 14, 2003, Aegis Communications Group, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2003, and a copy of the press release is being furnished as Exhibit 99.1 to this report.  The press release contains disclosure of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP).  Page six of the press release contains a reconciliation of EBITDA to operating loss, a GAAP measure.  EBITDA is a non-GAAP financial measure which the Company has included in the press release. Because of the complex nature of the Company’s tax, equity, and debt structure, management has found this measure to be of significant internal reporting value in understanding Company performance.  EBITDA is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the Company’s consolidated financial statements, is not intended to represent funds available for debt service, dividends, or reinvestment or other discretionary uses, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

Item 12. Results of Operations and Financial Condition.

Pursuant to Exchange Act Release 34-47583, we are furnishing the information required by this Item 12 under Item 9 of Form 8-K, “Regulation FD Disclosure.”

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 16, 2003	AEGIS COMMUNICATIONS GROUP, INC.

	By:	/s/ Michael J. Graham
Michael J. Graham
Executive Vice President —
Corporate Development and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 14, 2003, announcing financial results for the quarter ended March 31, 2003.